EXHIBIT 1


                         CENTRAL POWER AND LIGHT COMPANY
                       RATIO OF EARNINGS TO FIXED CHARGES
                   FOR THE TWELVE MONTHS ENDED MARCH 31, 1994
                            (Thousands Except Ratio)
                                   (Unaudited)




Operating Income                                                  $187,429

Adjustments:
  Federal income taxes                                             (24,989)
  Provision for deferred Federal income taxes                       96,899
  Deferred investment tax credits                                   (5,806)
  Other income and deductions                                        2,031
  Allowance for borrowed and equity funds
    used during construction                                         2,981
  Mirror CWIP amortization                                          73,776

        Earnings                                                  $332,321


Fixed Charges:
  Interest on long-term debt                                       109,972
  Interest on short-term debt and other                             13,145

        Fixed Charges                                             $123,117


Ratio of Earnings to Fixed Charges                                    2.70

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